[VENTAS, INC. LOGO]
Ventas, Inc.   10350 Ormsby Park Place  Suite 300   Louisville, Kentucky 40223
                      (502) 357-9000     (502)357-9029 Fax

                                        Contacts:  Debra A. Cafaro
                                                   Chairman, President and CEO
                                                   or
                                                   Richard A. Schweinhart
                                                   Senior Vice President and CFO
                                                   (502) 357-9000


                       VENTAS TO PRESENT AT MERRILL LYNCH
                HEALTH SERVICES INVESTOR CONFERENCE ON DECEMBER 3

LOUISVILLE, Ky (November 26, 2003) - Ventas, Inc. (NYSE:VTR) ("Ventas" or the "Company") announced that Chairman, President and Chief Executive Officer, Debra
A. Cafaro and Senior Vice President and Chief Financial Officer, Richard A. Schweinhart, will make a presentation regarding the Company at the Merrill Lynch Health Services Investor Conference on Wednesday, December 3, 2003 at 8:30 a.m. Eastern Time in New York.

     The presentation is being audio webcast and can be accessed at the Ventas website at www.ventasreit.com or at www.events.ml.com. Any written materials accompanying the presentation will also be available on Ventas's website at the time of the presentation and will be archived at www. ventasreit.com for 30 days after the event.

     Ventas, Inc. is a healthcare real estate investment trust that owns 44 hospitals, 202 nursing facilities and nine other healthcare and senior housing facilities in 37 states. The Company also has investments in 25 additional healthcare and senior housing facilities. More information about Ventas can be found on its website at www.ventasreit.com.